UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.02	Termination of a Material Definitive Agreement.

On May 29, 2006, DaVita Inc. (the “Company”) notified Gambro Renal Products Inc., a Colorado corporation (“Gambro Renal Products”), that the Company was terminating the Alliance and Product Supply Agreement, dated as of October 5, 2005 (the “Supply Agreement”), among the Company, Gambro Renal Products and Gambro AB, a Swedish company and the parent of Gambro Renal Products. The Company entered into the Supply Agreement in conjunction with the closing of its acquisition of Gambro Healthcare, Inc. (now DVA Renal Healthcare, Inc.) from Gambro, Inc, a Colorado corporation, a subsidiary of Gambro AB and an affiliate of Gambro Renal Products. Gambro Renal Products and Gambro AB do not have any other material relationship with the Company or its affiliates.

Under the Supply Agreement, the Company is obligated to purchase, subject to specified transition periods, a significant majority of its requirements for hemodialysis products, supplies and equipment from Gambro Renal Products at the fixed prices set forth in the Supply Agreement. In addition, the parties to the Supply Agreement agreed to cooperate with each other in the development of dialysis products. Other material terms of the Supply Agreement were described in the Company’s Current Report on Form 8-K filed on October 11, 2005, which is incorporated herein by reference.

The termination notice claims a material breach by Gambro Renal Products in the performance of its obligations under the Supply Agreement. Pursuant to the terms of the Supply Agreement, termination will be effective 90 days after notice of the breach, or August 27, 2006, provided that (i) Gambro Renal Products has not cured such breach within such 90-day period, or (ii) if a cure is not possible within such 90-day period, Gambro Renal Products has failed to commence or diligently continue steps the parties agreed would result in a cure or prevent a similar subsequent breach. In the event of the termination of the Supply Agreement, the Company does not expect it will have a material adverse impact on its overall financial condition.

The Company does not believe that it will incur any material early termination penalties in connection with its termination of the Supply Agreement.

The foregoing description of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement which was filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. A copy of the press release announcing the notice of termination of the Supply Agreement is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K contains forward-looking statements. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described herein, including those risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The Company’s forward-looking statements are based on information currently available to it, and the Company undertakes no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Alliance and Product Supply Agreement, dated as of October 5, 2005, among Gambro Renal Products, Inc., DaVita Inc. and Gambro AB, incorporated herein by reference from the Company’s Form 10-Q for the quarter ended September 30, 2005 filed on November 8, 2005.

99.1	Press Release of DaVita Inc., dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 2, 2006	By:	/s/ JOSEPH SCHOHL
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Alliance and Product Supply Agreement, dated as of October 5, 2005, among Gambro Renal Products, Inc., DaVita Inc. and Gambro AB, incorporated herein by reference from the Company’s Form 10-Q for the quarter ended September 30, 2005 filed on November 8, 2005.

99.1	Press Release of DaVita Inc., dated May 30, 2006.